July 24, 2000


Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, Colorado 80921

Re:  Ramtron International Corporation -
     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as securities counsel for Ramtron International Corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), being filed with the Securities and Exchange Commission (the "Commission") on July 24, 2000, in connection with the registration of 1,569,623 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), which shares are to be offered and sold from time to time by certain stockholders of the Company (the "Selling Security Holders"). Included in the 1,569,623 shares of Common Stock being registered pursuant to the Registration Statement are the following securities:
(i) 952,380 shares of Common Stock issued to William Michael Mushkin and Elizabeth Loring Crane pursuant to an Agreement and Plan of Merger dated
May 11, 2000 (the "Mushkin Shares"); (ii) 25,000 shares of Common Stock which are issuable upon the exercise of certain warrants exercisable for $17.00 per share issued to Jan-Charles Fine pursuant to a services agreement dated as of January 15, 2000 between the Company and Pro-Tem Partners, Inc.; (iii) 372,243 shares of Common Stock which are issuable upon the exercise of certain warrants exercisable for $5.00 per share held by NTC Liquidating Trust, which warrants were issued in connection with the Company's 1995 debt conversion agreement, as amended in December 1999, with NTC Liquidating Trust's predecessor in interest; and (iv) 220,000 shares of Common Stock which are issuable upon the exercise of certain warrants exercisable for $5.00 per share held by JEB Investments, Ltd. and JEB Partners, L.P., which warrants were transferred to such Selling Securitiy Holders by NTC Liquidating Trust pursuant to an agreement dated February 11, 2000. Collectively the warrants referred to in clauses (ii),
(iii) and (iv) above are referred to as the "Warrants" and shares of Common Stock issuable upon exercise of the Warrants are referred to as the "Warrant Shares."

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In connection with the preparation of the Registration Statement we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, instruments, records, agreements, certificates and matters as we have considered appropriate and necessary to render this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of all signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

Based on the foregoing and in reliance thereon, it is our opinion that the Shares and the Warrant Shares have been duly authorized and the Shares have been, and when the Warrant Shares are issued upon exercise of the Warrants in accordance with the certificates evidencing such Warrants, the Warrant Shares will be, validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the Delaware General Corporation Law (together with the applicable provisions of the Constitution of the State of Delaware), the Federal laws of the United States of America, and the judicial decisions interpreting the same. Our opinion is rendered only with respect to the laws, and the rules, regulations, orders and reported decisions under them, that are currently in effect.

We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ Coudert Brothers
COUDERT BROTHERS
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